Exhibit 99.1

NEWS

FOR IMMEDIATE RELEASE

SBA COMMUNICATIONS CORPORATION ANNOUNCES

CHANGE IN GROUND LEASE ACCOUNTING

SBA COMMUNICATIONS CORPORATION (NASDAQ: SBAC); BOCA RATON, FLORIDA, FEBRUARY 15, 2004

SBA Communications Corporation (NASDAQ: SBAC) (“SBA or the “Company”) announced that, in connection with the February 7, 2005 SEC statement issued by the Staff of the Office of the Chief Accountant and consistent with other public companies in the tower and other industries, it has reviewed its accounting practices and determined that it will adjust its method of accounting for certain types of ground leases underlying its tower sites. As a result of this accounting adjustment, SBA will calculate its straight-line ground lease expense for certain types of leases using a time period that equals or exceeds the time period used for depreciation of the tower, which is typically 15 years. Prior to the adjustment, SBA calculated its straight-line ground rent expense using the current lease term (typically five years) without regard to renewal options.

SBA, in consultation with its external auditors, is reviewing the impact of the adjustment on its historical financial statements. SBA expects to complete its review of this matter and determine the impact on 2004 and prior years’ financial statements prior to releasing fourth quarter and full year 2004 results on February 28, 2005. In the event that the Company concludes that the impact of the adjustment is material to prior period financial statements, restatements of those prior period financial statements will be made as appropriate. Any adjustments will be non-cash in nature, and will not affect historical or future cash flows from operations or the timing of payments under related ground leases. Any adjustment is not expected to have an impact on cash balances, compliance with any financial covenant or debt instrument, or the current economic value of SBA’s leaseholds and its tower assets. The Company anticipates that the non-cash adjustment will increase reported ground rent expense by approximately $1.5 million to $2.5 million for fiscal 2005 and have no impact on cash flows from operations.

This press release includes forward-looking statements, including statements regarding (1) the timing of the Company completing the review of its change in ground lease accounting and determining the impact of such change on 2004 and prior years’ financial statements; (2) the Company’s expectations that any adjustments will not have an impact on cash balances, compliance with any financial covenant or debt instrument, or the current economic value of the Company’s leaseholds and its tower assets; and (3) the Company’s estimate that the non-cash adjustment will increase reported ground rent expense by approximately $1.5 million to $2.5 million for fiscal year 2005 and will have no impact on cash flows from operating activities. These forward-looking statements may be affected by the risks and uncertainties in the Company’s business. This information is qualified in its entirety by cautionary statements and risk factor disclosure contained in the Company’s Securities and Exchange Commission filings, including the Company’s report on Form 10-K filed with the

Commission on March 12, 2004. The Company wishes to caution readers that certain important factors may have affected and could in the future affect the Company’s actual results and could cause the Company’s actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of the Company. With respect to the Company’s expectations regarding all of these statements, such risk factors include, but are not limited to: (1) the Company’s ability to complete its review of its change in ground lease accounting prior to releasing fourth quarter and full year 2004 results; (2) any additional charges or expenses that may be required after the Company’s completes its full review of the impact of implementing change in ground lease accounting on fiscal year 2005, 2004 and prior years’ financial statements and (3) any other unforeseen impact of such change in ground lease accounting on the financial results for prior fiscal periods and in 2005.

SBA is a leading independent owner and operator of wireless communications infrastructure in the United States. SBA generates revenue from two primary businesses – site leasing and site development services. The primary focus of the company is the leasing of antenna space on its multi-tenant towers to a variety of wireless service providers under long-term lease contracts. Since it was founded in 1989, SBA has participated in the development of over 25,000 antenna sites in the United States.

For additional information about SBA, please contact Pam Kline, Vice-President-Capital Markets, at (561) 995-7670.